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         EXHIBIT 10.20 - AMENDMENT DATED OCTOBER 19, 2001 TO THE
EMPLOYMENT AGREEMENT, AS AMENDED, BETWEEN DAVID C. BURBA AND MAF
   BANCORP, INC. AND THE AGREEMENT REGARDING POST-EMPLOYMENT RESTRICTIVE COVENANTS BETWEEN MAF BANCORP, INC., MID AMERICA BANK,
                             fsb AND DAVID C. BURBA.



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                                October 19, 2001

David C. Burba
MAF Bancorp, Inc.
55th & Holmes
Clarendon Hills, IL 60514-1596

         Re:      Your Employment Agreement and Restrictive Covenant Agreement

         Dear Dave:

               The purpose of this letter is to confirm our agreements with respect to certain modifications to your January 1, 1999 Employment Agreement (the "Employment Agreement") and January 1, 1999 Agreement Regarding Post-Employment Restrictive Covenants (the "Post-Employment Restrictions Agreement").

         Employment Agreement
         --------------------

         For purposes of Section 1, Positions and Responsibilities, your duties
                                    ------------------------------
and responsibilities will change as of January 1, 2002, focusing on representing the Company in identifying merger and acquisition candidates, maintaining the retail banking customer relationships in the Westchester branch office and representing the Bank in trade association activities, and be reflective of your desire to take a reduced role in day-to-day senior management activities. You will continue to be an Executive Vice President of MAF and Mid America Bank, fsb.

         Section 2, Period of Employment, the Period of Employment is extended
         -------------------------------
through January 2, 2003.

         Your base salary under Section 3, Compensation and Benefits, for
                                           -------------------------
calendar year 2002 shall be $125,000. As we have discussed, you will not participate in any bonus program for 2002 or be entitled to other incentive compensation awards which may be made to other members of senior management, except you will be entitled to receive a grant of options in December 2001 or January 2002 on the same basis as such grants are made to Comparable Executives and you will be entitled to continue to participate in the Bank's Executive and Directors' Deferred Compensation Plans. Your active participation in the Bank's Supplemental Executive Retirement Plan will end as of December 31, 2001 but you will be continue to be entitled to the benefits you have earned through this date. You will also continue to receive the benefits and expense reimbursements described in Section 3(d), Vacation and Fringe Benefits, and, except as
                           ----------------------------
otherwise provided in this paragraph, continue to participate in the plans described in Section 3(e), Benefit Plans, while you remain employed. In the
                           -------------
unlikely event that an "Event of Termination" shall occur under Section 4, Termination; Notice, your severance benefit shall not include any amount
-------------------
attributable to annual incentives or bonus amounts.

         Agreement Regarding Post-Employment Restrictive Covenants
         ---------------------------------------------------------

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David Burba
Page 2

         Section 7, Payments to Executive, calls for the payments under the
                    ---------------------
Post-Employment Restrictions Agreement to commence upon the termination of the base salary or salary-related severance payments under your Employment Agreement. As we have discussed, since you will be continuing employment under the Employment Agreement during 2002, the payments under the Post-Employment Restriction Agreement will not start until you are no longer receiving payments under the Employment Agreement. Moreover, as we have discussed, we have agreed that in the event your employment should continue beyond the termination of the Employment Agreement, that Section 7 should be interpreted to mean that the payments are not to start until you are no longer receiving salary or salary-related payments from the Company or the Bank, regardless of whether such payments are under the Employment Agreement or not.

         Effect of Amendment
         -------------------

         This letter shall constitute an amendment to your Employment Agreement and the Post-Employment Restrictions Agreement. Each such Agreement shall be deemed to be modified and amended as of the date hereof to the extent provided above, and the provisions of each such Agreement shall, to the extent not expressly amended hereby, continue in full force and effect.

         Please indicate your agreement to the foregoing by signing and returning the enclosed copy of this letter to me. I am looking forward to your continued contributions to the success of MAF and the Bank.

                                Very truly yours,

                                MAF BANCORP, INC.
                                MID AMERICA BANK, fsb


                                /s/ Allen H. Koranda
                                --------------------

                                Allen H. Koranda
                                Chairman and Chief Executive Officer

         Acknowledged and agreed this 8th day of November, 2001.

         /s/ David C. Burba
         ------------------

             David C. Burba